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                        SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549



                             ------------------------

                                    FORM 8-K
                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): SEPTEMBER 20, 2001


                             ------------------------



                              ATRIUM COMPANIES, INC.
              (Exact name of Registrant as specified in its charter)



          DELAWARE                      333-20095              75-2642488
      (State or other           (Commission File Number)    (I.R.S. Employer
jurisdiction of incorporation)                            Identification Number)

  1341 W. MOCKINGBIRD LANE
       SUITE 1200W                                               75247
      DALLAS, TEXAS                                            (Zip code)
   (Address of principal
     executive offices)





      Registrant's telephone number, including area code: (214) 630-5757

                                         N/A
                   (former address if changed since last report)

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                   INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

Royal Group Technologies Limited (RYG: TSE, NYSE) has entered into agreements with Atrium Companies Inc. to acquire the extrusion assets of Atrium's subsidiary, Thermal Industries, Inc. located in Pittsburgh, Pennsylvania and to supply extruded profiles to Thermal Industries' fabricating operations.

Under the terms of the supply agreement, Royal will supply approximately $7 million per year of extruded profiles to Thermal's fabrication plants located in Pennsylvania. The term of the supply agreement is for a period expiring December 31, 2006.

The extrusion assets, being acquired for $3.8 million, will be relocated to various Royal Group custom profile manufacturing plants located in the United States and Canada. The relocation of extrusion assets will commence October 1, 2001 and is expected to be completed by December 31, 2001, with supply of extrusions commencing as certain of the purchased assets are made operational.



ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a)   EXHIBITS

*99.1 Press Release of Royal Group and Atrium Companies, Inc. dated September 20, 2001.





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*Filed herewith

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                                     SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      ATRIUM COMPANIES, INC.




                                      By: /s/ Jeff L. Hull
                                          ----------------
                                      Name: Jeff L. Hull
                                      Title: President and CEO




Date: September 21, 2001

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                              INDEX TO EXHIBITS



EXHIBITS
 NUMBER
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
*99.1         Press Release of Royal Group and Atrium Companies, Inc. dated
              September 20, 2001.



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*Filed herewith